SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)

                       WACHOVIA BANK, NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in its Charter)

                                   22-1147033
                         (I.R.S. Employer Identification No.)

                301 S. COLLEGE STREET, CHARLOTTE, NORTH CAROLINA
                    (Address of Principal Executive Offices)

                                   28288-0630
                                   (Zip Code)

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              1021 EAST CARY STREET
                               RICHMOND, VA. 23219
                    ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (804) 697-7106
            (Name, address and telephone number of Agent for Service)

                               DYNEX CAPITAL, INC.
               (Exact Name of Obligor as Specified in its Charter)

                                    VIRGINIA
         (State or other jurisdiction of Incorporation or Organization)

                                   52-1549373
                         (I.R.S. Employer Identification No.)

                            4551 COX ROAD, SUITE 300
                              GLENN ALLEN, VIRGINIA
                    (Address of Principal Executive Offices)

                                      23060
                                   (Zip Code)


                             SENIOR DEBT SECURITIES
                         (Title of Indenture Securities)

1.   General information.

     Furnish the following information as to the trustee:

     a) Name and address of each examining or supervisory authority to which it is subject: Comptroller of the Currency United States Department of the Treasury Washington, D.C. 20219

        Federal Reserve Bank
        Richmond, Virginia 23219

        Federal Deposit Insurance Corporation
        Washington, D.C.  20429

     b) Whether it is authorized to exercise corporate trust powers.

        Yes.

2.   Affiliations with obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3.   Voting securities of the trustee.

     Furnish the following information as to each class of voting securities of the trustee:

     Not applicable - see answer to Item 13.

4.   Trusteeships under other indentures.

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     Not applicable - see answer to Item 13.

5. Interlocking directorates and similar relationships with the obligor or underwriters.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

     Not applicable - see answer to Item 13.

6. Voting securities of the trustee owned by the obligor or its officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

     Not applicable - see answer to Item 13.

7.   Voting securities of the trustee owned by underwriters or their officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

     Not applicable - see answer to Item 13.

8.   Securities of the obligor owned or held by the trustee.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

     Not applicable - see answer to Item 13.


9.   Securities of underwriters owned or held by the trustee.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

     Not applicable - see answer to Item 13.


10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

     Not applicable - see answer to Item 13.

11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

     Not applicable - see answer to Item 13.


12.  Indebtedness of the obligor to the trustee.

     Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

     Not applicable - see answer to Item 13.


13.  Defaults by the obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          None.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          None


14.  Affiliations with the underwriters.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

     Not applicable - see answer to Item 13.


15.  Foreign trustee.

     Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

     Not applicable - trustee is a national banking association organized under the laws of the United States.


16.  List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility.

     ___  1. Copy of Articles of Association of the trustee as now in effect.*

     ___ 2. Copy of the Certificate of the Comptroller of the Currency dated March 27, 2002, evidencing the authority of the trustee to transact business.*

     ___ 3. Copy of the Certification of Fiduciary Powers of the trustee by the Office of the Comptroller of the Currency dated March 27, 2002.*

     ___  4. Copy of existing by-laws of the trustee.*

     ___  5. Copy of each indenture referred to in Item 4, if the obligor is in default.
            - Not Applicable.

      X   6. Consent of the trustee required by Section 321(b) of the Act.
     ---

      X   7. Copy of report of  condition  of the  trustee at the close of
     --- business on September 30 2002, published pursuant to the requirements of its supervising authority.

     ___ 8. Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
             - Not Applicable

     ___ 9. Consent to service of process required of foreign trustees pursuant to Rule 10a-4 under the Act.
             - Not Applicable

--------------------------------------------------------------------------------

    *Previously filed with the Securities and Exchange Commission on April 11, 2002 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-86036,


                                      NOTE


        The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939,the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond and the Commonwealth of Virginia, on the 8th day of January, 2003.

                                     Wachovia Bank, National Association



                                     By:      /s/Stephanie E. Haysley
                                          --------------------------------------
                                          Stephanie E. Haysley
                                          Vice President

                             CONSENT OF THE TRUSTEE


Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Dynex Capital, Inc. Senior Debt Securities, Wachovia Bank, National Association, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                     WACHOVIA BANK, NATIONAL ASSOCIATION



                                     By:      /s/Stephanie E. Haysley
                                          --------------------------------------
                                          Stephanie E. Haysley
                                          Vice President

Richmond, Virginia

January 8, 2003

EXHIBIT T-7
                               REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the Wachovia Bank, National Association at the close of business on September 30, 2002, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 1 Comptroller of the Currency..

Statement of Resources and Liabilities
--------------------------------------


                                     ASSETS
                               Thousand of Dollars

Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin............................ 13,236,000
  Interest-bearing balances.....................................................    688,000
Securities:
  Held-to-maturity securities (from Schedule RC-B, column A)....................          0
  Available-for-sale securities (from schedule RC-B, column D).................. 68,147,000
Federal funds sold and securities purchased under agreements to resell..........          0
Federal funds sold in domestic offices..........................................    371,000
Securities purchased under agreements to resell(3)..............................  3,487,000
Loans and lease financing receivables (from Schedule RC-C):
  Loan and leases held for sale.................................................  6,772,000
  Loan and leases, net of unearned income..............156,995,000
  LESS: Allowance for loan and lease losses............  2,823,000
  LESS: Allocated transfer risk reserve.........................................          0
  Loans and leases, net of unearned income and allowance (item.4.b misus 4.c)...154,172,000
Trading assets (from Schedule RC-D.............................................. 26,499,000
Premises and fixed assets (including capitalized leases)........................  3,186,000
Other real estate owned (from Schedule RC-M)....................................    109,000
Investment in unconsolidated subsidiaries and associated
  companies (from Schedule RC-M)................................................    560,000
Customer's liability to this bank on acceptances outstanding....................  1,080,000
Intangible assets:
  Goodwill......................................................................  9,421,000
Other intangible assets (from Schedule RC-M)....................................  1,869,000
Other assets (from Schedule RC-F)............................................... 22,339,000

     Total assets.............................................................. 311,936,000


                                   LIABILITIES
Deposits:
  In domestic offices...........................................................180,446,000
    Noninterest-bearing................................ 32,701,000
    Interest-bearing...................................147,745,000
  In foreign offices, Edge and Agreement subsidiaries, and IBFs from
      Schedule RC-E, part II)................................................... 14,915,000
    Noninterest-bearing................................     58,000
    Interest-bearing................................... 14,857,000
Federal funds purchased in domestic offices(2)..................................  3,613,000
Securities sold under agreements to repurchase(3)............................... 19,850,000
Trading liabilities(from Schedule RC-D)......................................... 19,670,000
Other borrowed money (includes mortgage indebtedness and obligations under
  Capitalized leases)(from Schedule RC-M)....................................... 18,365,000
Bank's liability on acceptances executed and outstanding........................  1,093,000
Subordinated notes and debentures...............................................  8,615,000
Other liabilities............................................................... 12,971,000
Total liabilities...............................................................279,538,000
Minority Interest in consolidated subsidiaries..................................    859,000


                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus...................................          0
Common Stock....................................................................    455,000
Surplus......................................................................... 24,930,000
Retained Earnings...............................................................  4,071,000
Accumulated other comprehensive income..........................................  2,083,000
Other Equity Capital components.................................................          0
Total equity capital (sum of item 23 through 27)................................ 31,539,000
Total liabilities and equity capital (sum of items 21,22, and 28................311,936,000